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                                                                       EXHIBIT 3
[PRICEWATERHOUSECOOPERS LOGO HERE]


                                                      PRICEWATERHOUSECOOPERS LLP
                                                           CHARTERED ACCOUNTANTS
                                               1250 Rene-Levesque Boulevard West
                                                                      Suite 2800
                                                                Montreal, Quebec
                                                                  Canada H3B 2G4
                                                     Telephone +1 (514) 205 5000
                                                     Facsimile +1 (514) 876 1502


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the 2002 Annual Report on Form 40-F of CAE Inc. and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97185) of CAE Inc. of our Auditors' Report dated May 8, 2002 except for Note 21 D which is as at July 3, 2002 and our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference dated May 8, 2002 except for Note 21 D which is as at July 3, 2002 relating to the consolidated financial statements of CAE Inc. which appear in this Form 40-F.




/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec, Canada
August 16, 2002


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.